Exhibit 5.1

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
+1 612 766 7000 main
+1 612 766 1600 fax
June 26, 2023

C.H. Robinson Worldwide, Inc.
14701 Charlson Road
Eden Prairie, Minnesota 55347

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to C.H. Robinson Worldwide, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to 255,174 shares of the Company’s Common Stock, par value $0.10 per share (the “Shares”), issuable upon (i) the vesting of a maximum of 43,148 performance stock units granted to David Bozeman, the Company’s President and Chief Executive Officer, pursuant to a Senior Leader Performance Stock Unit Award (Inducement Grant), (ii) the vesting of 14,383 restricted stock units granted to Mr. Bozeman pursuant to a Senior Leader Restricted Stock Unit Award (Inducement Grant), (iii) the vesting of 69,442 performance stock units granted to Mr. Bozeman pursuant to an EPS Growth Performance Stock Unit Award (Inducement Grant) and (iv) the vesting of 128,201 restricted stock units granted to Mr. Bozeman pursuant to a Make-Whole Restricted Stock Unit Award (Inducement Grant) (collectively, the “Inducement Award Agreements”).

For purposes of this opinion letter, we have examined the Inducement Award Agreements, the Registration Statement, the amended and restated certificate of incorporation, as currently in effect, and the amended and restated bylaws, as currently in effect, of the Company, the resolutions of the Company’s board of directors authorizing the issuance of the Shares and such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Inducement Award Agreements and that, when the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Inducement Award Agreements, the Shares will be validly issued, fully paid and nonassessable.

We are admitted to the practice of law in the State of Minnesota.

C.H. Robinson Worldwide, Inc.	Page -2-	June 26, 2023

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Amy C. Seidel
Amy C. Seidel